Exhibit 99.1

GLB BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 15, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas J. Smith and Richard M. Osborne, or either of them, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of stock of  GLB Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at the Holiday Inn Express Hotel & Suites, LaMalfa Centre, 5783 Heisley Road, Mentor, Ohio, on October     , 2003, at 10:00 a.m. local time, and at any adjournment or postponement thereof, as follows:

PROPOSAL 1.

The approval of an Agreement and Plan of Merger dated as of July 15, 2003 between the Company and  Sky Financial Group, Inc., pursuant to which the Company will merge with and into Sky Financial Group, Inc.

FOR                                                   AGAINST                                         ABSTAIN

  ☐                                                             ☐                                                       ☐

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

(Continued, and to be signed, on the reverse side)

(Continued from reverse side)

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” proposal 1. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

Should the undersigned be present and elect to vote at the Shareholders Meeting, or at any adjournment thereof, and after notification to the Corporate Secretary of GLB Bancorp, Inc. at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from GLB Bancorp, Inc. prior to the execution of this proxy of the Notice of the Special Meeting of Shareholders and Proxy Statement dated August      , 2003.

Dated:                                                   , 2003

SIGNATURE:

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, only one signature is required.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

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